SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

-----------------------

FORM 8-K

-----------------------
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
March 24th, 2005.

TELESIS TECHNOLOGY CORPORATION.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

000-51008 04-3684840
--------------- ---------------
(Commission File Number) (IRS Employer Identification No.)

1611 12th Street East, Unit A
Palmetto, Florida 34221
--------------------------------------------
(Address of Principal Executive Offices) (Zip Code)

(941)795-7441
(Registrant's Telephone Number, Including Area Code)

N/A
---------------------------------------
(Former Name or Former Address, if Changed
Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]
Pre-commencement communications

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 4, 2005, the Company acquired inventory valued at $463,561.44 USD. As described Item 3.02 below, the Company acquired this inventory in exchange for 6,000,000 shares of its common stock. The Company acquired the inventory from the President of the Company, Hasit Vibhakar.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On January 4, 2005, the Company issued 6,000,000 shares of its common stock to Hasit Vibhakar, an officer of the Company, in exchange for a transfer of inventory valued at $463,561.44 USD. This issuance of common stock was issued under an exemption from the registration provisions of Section 5 of the Securities Act of 1933, as amended (the “Act”), as provided under Section 4(2) of the Act and the Common Stock shall be restricted securities that cannot be resold by the Purchaser without subsequent registration under the Act or the applicability of a secondary transactional exemption from the registration requirements of the Act (e.g. subject to the safe harbor guidelines and resale limitations as provided under Rule 144 of the Act). Hasit Vibhakar is currently the President of the Company. No general solicitation was used. Hasit Vibhakar is an accredited investor who negotiated the terms of the agreement directly with the non-interested officers of the Company. Hasit Vibhakar acknowledged in writing that these shares of common stock have restrictions on their transfer. The certificates to be issued to Hasit Vibhakar, pursuant to this transaction, will bear a restrictive legend and stop-transfer instructions will be placed with the Company's transfer agent.

The following are filed as exhibits to this report:

Exhibit
Number Title of Document Location
--------------- ------------------------------------------------------

Item 10 Material Contracts
--------------- ------------------------------------------------------
10.01 INVENTORY TRANSFER AGREEMENT

10.02  SPECIAL RESOLUTION OF THE BOARD OF DIRECTORS

10.03  MINUTES OF THE SPECIAL MEETING OF THE BOARD OF DIRECTORS

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TELESIS TECHNOLOGY CORPORATION.

By: /s/ Hasit Vibhakar
-------------------------------------------------
HASIT VIBHAKAR, Chairman, CEO & President

Date: March 24th, 2005

By: /s/ Shefali Gandhi
-------------------------------------------------
SHEFALI GANDHI, Controller, Director of Finance & Chief Accounting Officer (CAO)

Date: March 24th, 2005